As filed with the Securities and Exchange Commission on March 30, 2021
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

QUALCOMM Incorporated
(Exact name of registrant as specified in its charter)

Delaware	95-3685934
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
5775 Morehouse Drive
San Diego, California 92121-1714
(858) 587-1121
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Donald J. Rosenberg
Executive Vice President, General Counsel and Corporate Secretary
5775 Morehouse Drive
San Diego, California 92121-1714
(858) 587-1121
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copy to:
Douglas J. Rein
DLA Piper LLP (US)
4365 Executive Drive, Suite 1100
San Diego, CA 92121
858-677-1443
Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the SEC pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☒	Accelerated filer	☐
Non- accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered (1)	Amount to be Registered (2)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
Common Stock, par value $0.0001 per share	1,177,635	$126.01	$148,393,786	$16,190
(1)All the shares of common stock being registered hereby are offered for the account of certain selling stockholders who acquired such shares in a private transaction.
(2)Pursuant to Rule 416 under the Securities Act, this registration statement also covers an indeterminate number of additional shares of common stock as may be issuable with respect to the shares being issued hereunder as a result of a stock split, stock dividend, capitalization or similar event.
(3)Estimated pursuant to Rule 457(c) under the Securities Act solely for purposes of calculating the amount of the registration fee, based on the average of the high and low prices of the registrant’s common stock reported as of March 25, 2021 on the NASDAQ Global Select Market.

PROSPECTUS
QUALCOMM Incorporated
Common Stock
The selling stockholders of QUALCOMM Incorporated listed beginning on page 8, together with any additional selling stockholders listed in any applicable prospectus supplement, may offer and resell up to 1,177,635 shares of our common stock, par value $0.0001 per share. The selling stockholders have acquired and will acquire these shares from us in connection with our acquisition of NuVia, Inc. (“NuVia”). Such shares of common stock were sold and issued by us to the selling stockholders pursuant to the terms and subject to the conditions of the Agreement and Plan of Merger (the “Merger Agreement”), dated as of January 12, 2021, by and among Qualcomm Technologies, Inc., a Delaware corporation and our wholly-owned subsidiary (“QTI”), Nile Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of QTI (“Merger Sub”), NuVia, and Shareholder Representative Services, LLC (solely in its capacity as securityholders’ agent), and the related agreements.
We are not selling any shares of our common stock under this prospectus and we will not receive any of the proceeds from the sale of shares by the selling stockholders. The selling stockholders may sell the shares of common stock described in this prospectus through public or private transactions at market prices prevailing at the time of sale or at negotiated prices. We provide more information about how the selling stockholders may sell their shares of common stock in the section of this prospectus entitled “Plan of Distribution.”
Our common stock is listed on the NASDAQ Global Select Market under the symbol “QCOM.” On March 29, 2021, the last reported sale price for our common stock on the NASDAQ Global Select Market was $131.27 per share.
Investing in our common stock involves a high degree of risk. Before investing, you should carefully consider the matters described under the caption “Risk Factors” beginning on page 4.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is March 30, 2021.

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ABOUT THIS PROSPECTUS
This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), utilizing a “shelf” registration process. Under this process, selling stockholders named in this prospectus or in one or more supplements to this prospectus may sell shares of common stock from time to time. Each time any selling stockholder not named herein sells shares of common stock under the registration statement of which this prospectus is a part, such selling stockholder will provide a copy of this prospectus and any applicable prospectus supplement, as required by law. Any applicable prospectus supplement may add, update, or change information contained in this prospectus.
The selling stockholders may offer and sell shares of common stock directly to purchasers, through agents selected by the selling stockholders, or to or through underwriters or dealers. A prospectus supplement, if required, may describe the terms of the plan of distribution and set forth the names of any agents, underwriters, or dealers involved in the sale of shares of common stock. See “Plan of Distribution.”
You should read this prospectus together with any applicable prospectus supplement, as well as additional information described under the heading “Where You Can Find More Information.” You should rely only on the information contained or incorporated by reference in this prospectus, any accompanying prospectus supplement and any applicable “free writing prospectus.” We have not authorized, and no selling stockholder has authorized, anyone else to provide you with different or additional information. No offer of shares of common stock is being made in any jurisdiction where the offer or sale is not permitted.
You should not assume that the information in this prospectus, any accompanying prospectus supplement, or any document incorporated by reference herein or therein is accurate as of any date other than their respective dates. Our business, financial condition, results of operations, and prospects may have changed since those dates. You should carefully read the entire prospectus, as well as the documents incorporated by reference in the prospectus, any applicable prospectus supplement and any applicable “free writing prospectus” before making an investment decision.
References in this prospectus to the terms “the Company,” “Qualcomm,” “we,” “our” and “us” or other similar terms mean QUALCOMM Incorporated and its wholly owned subsidiaries, unless we state otherwise or the context indicates otherwise.

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PROSPECTUS SUMMARY
This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all information that you should consider before investing in our common stock. You should read the following summary together with the more detailed information regarding Qualcomm, the common stock being registered hereby, our financial statements and notes thereto and our risk factors, before deciding whether to purchase shares of our common stock from the selling stockholders.
QUALCOMM Incorporated
We are a global leader in the development and commercialization of foundational technologies for the wireless industry. Our technologies and products are used in mobile devices and other wireless products, including network equipment, broadband gateway equipment, consumer electronic devices and other connected devices. Our inventions have helped power the growth in smartphones, which have connected billions of people. We are a leader in 3G (third generation), 4G (fourth generation) and 5G (fifth generation) wireless technologies. Our technologies and products are also used in industry segments or applications beyond mobile, including automotive and internet of things (IoT) (which includes connectivity and networking, computing and fixed wireless broadband), among others. We derive revenues principally from sales of integrated circuit products and licensing of our intellectual property, including patents and other rights.
The foundational technologies we invent help power the modern mobile experience, impacting how the world connects, computes and communicates. We share these inventions broadly through our licensing program, enabling wide ecosystem access to technologies at the core of mobile innovation, and through the sale of our wireless integrated circuit platforms (also known as chips or chipsets) and other products. We collaborate across the ecosystem, including manufacturers, operators, developers, system integrators, cloud providers, governments and industry standards organizations, to enable a global environment to drive continued progress and growth.
We have a long history of driving innovation. We have played and continue to play a leading role in developing system level inventions that serve as the foundation for 3G, 4G and 5G wireless technologies. This includes the CDMA (Code Division Multiple Access) and OFDMA (Orthogonal Frequency Division Multiple Access) families of technologies, with the latter encompassing LTE (Long Term Evolution) and 5G NR (New Radio), which, along with TDMA (Time Division Multiple Access), are the primary digital technologies currently used to transmit voice or data over radio waves using a public or private cellular wireless network.
We own significant intellectual property, including patents, patent applications and trade secrets, applicable to products that implement any version of CDMA and/or OFDMA technologies. Companies in the mobile industry generally recognize that any company seeking to develop, manufacture and/or sell devices or infrastructure equipment that use CDMA-based and/or OFDMA-based technologies will require a license or other rights to use our patents. We also develop and commercialize numerous other key technologies used in mobile and other wireless devices, and we own substantial intellectual property related to these technologies. Some of these inventions are contributed to and commercialized as industry standards, such as certain video and audio codecs, Wi-Fi, GPS (Global Positioning System) and Bluetooth. We have also developed other technologies that are used by wireless devices that are not related to industry standards, such as operating systems, user interfaces, graphics and camera processing functionality, RF (radio frequency), RFFE (radio frequency front-end) and antenna designs, artificial intelligence (AI) and machine learning techniques and application processor architectures. Our patents cover a wide range of technologies across the entire wireless system (including wireless devices and network infrastructure equipment), not just the portion of such patented technologies incorporated into chipsets.
We are organized on the basis of products and services and have three reportable segments. We conduct business primarily through our QCT (Qualcomm CDMA Technologies) semiconductor business and our QTL (Qualcomm Technology Licensing) licensing business. QCT develops and supplies integrated circuits and system software based on 3G/4G/5G and other technologies for use in mobile devices, wireless networks, broadband gateway equipment, consumer electronic devices, other devices used in IoT and automotive systems for telematics and infotainment. QTL grants licenses or otherwise provides rights to use portions of our intellectual property portfolio, which includes certain patent rights essential to and/or useful in the manufacture and sale of certain wireless products. Our QSI (Qualcomm Strategic Initiatives) reportable segment makes strategic investments. We also have nonreportable segments, including Qualcomm Government Technologies (QGOV), our cloud AI inference processing initiative and other technology and service initiatives.

Our reportable segments are operated by QUALCOMM Incorporated and its direct and indirect subsidiaries. Substantially all of our products and services businesses, including QCT, and substantially all of our engineering, research and development functions, are operated by QTI, a wholly-owned subsidiary of QUALCOMM Incorporated, and QTI’s subsidiaries. QTL is operated by QUALCOMM Incorporated, which owns the vast majority of our patent portfolio. Neither QTI nor any of its subsidiaries has any right, power or authority to grant any licenses or other rights under or to any patents owned by QUALCOMM Incorporated.
Corporate Information
Our common stock is listed on the NASDAQ Global Select Market under the symbol “QCOM.” Our principal executive offices are located at 5775 Morehouse Drive, San Diego, California 92121-1714, and our telephone number is (858) 587-1121.

The Offering

Common stock offered by the selling stockholders	1,177,635 shares

Our common stock is listed on the NASDAQ Global Select Market under the symbol	QCOM

Use of proceeds	All of the shares of common stock being offered under this prospectus are being sold by the selling stockholders. Accordingly, we will not receive any proceeds from the sale of these shares.

Background
On January 12, 2021, QTI, Merger Sub, NuVia, and Shareholder Representative Services, LLC (solely in its capacity as securityholders’ agent) entered into the Merger Agreement. Pursuant to the Merger Agreement, on March 16, 2021, Merger Sub merged with and into NuVia with NuVia surviving as a wholly-owned subsidiary of QTI.
Concurrently with the execution of the Merger Agreement, each of the selling stockholders entered into agreements providing that a portion of the merger consideration in respect of such selling stockholder’s equity interests in NuVia will be paid in shares of our common stock over a period of three years. Such share issuances may be accelerated in the case of certain involuntary terminations of employment (including due to a selling stockholder’s termination without “cause” or resignation for “good reason” or due to death or disability).
Throughout this prospectus, when we refer to the shares of our common stock, the offer and sale of which are being registered on behalf of the selling stockholders, we are referring to the shares of QUALCOMM Incorporated common stock held by certain former holders of capital stock of NuVia that were sold and issued pursuant to the Merger Agreement and the related agreements. When we refer to the “selling stockholders” in this prospectus, we are referring to those former holders of capital stock of NuVia.

RISK FACTORS

Investing in our securities involves risk. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed below and under the heading “Risk Factors” in any prospectus supplement, together with all of the other information contained or incorporated by reference in this prospectus or any prospectus supplement. You should also consider the risk factors related to our business and operations described in our Quarterly Report on Form 10-Q for the fiscal quarter ended December 27, 2020 under the heading “Risk Factors,” which are incorporated by reference in this prospectus, as updated by annual, quarterly and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein. See “Where You Can Find More Information” in this prospectus. The risks and uncertainties we have described therein and below are not the only risks that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. In that case, the trading price of our common stock could decline.
We may not realize all of the anticipated benefits of the acquisition of NuVia.
The success of our acquisition of NuVia will depend, in part, on our ability to realize the anticipated growth opportunities from combining the businesses of our company and NuVia. Our ability to realize these anticipated benefits, and the timing of this realization, depend upon a number of factors and future events, many of which we cannot control. These factors and events include:
•our ability to successfully and timely integrate NuVia’s business and operations with ours;
•our ability to successfully incorporate NuVia’s technology into our future product offerings;
•obtaining and maintaining intellectual property rights relating to the NuVia technology;
•retaining and attracting key employees;
•the reaction of NuVia’s business partners and competitors to the acquisition; and
•minimizing the diversion of management’s attention from ongoing business concerns.
We cannot assure you that any of the foregoing factors will not have an adverse effect on our business, financial condition and prospects.
Acquisitions involve risks, including inaccurate assessment of undisclosed, contingent or other liabilities or problems. Following the completion of the acquisition, the surviving corporation possesses not only all of the assets, but also all of the liabilities of NuVia. It is possible that undisclosed, contingent or other liabilities or problems may arise in the future of which we were previously unaware. These undisclosed liabilities could have an adverse effect on our business, financial condition and prospects.

FORWARD-LOOKING STATEMENTS
In addition to historical information, this prospectus and the information incorporated or deemed to be incorporated herein and therein by reference contain forward-looking statements within the meaning of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Securities Act and the Private Securities Litigation Reform Act of 1995. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will,” “would” and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this prospectus and the information incorporated or deemed to be incorporated herein and therein by reference. Additionally, statements concerning future matters such as our future business, prospects, results of operations, financial condition or research and development or technology investments; new or enhanced products, services or technologies; emerging industries or business models; design wins or product launches; industry, market or technology trends, dynamics or transitions, such as the transition to 5G; potential impacts of the coronavirus (COVID-19) pandemic, legal or regulatory matters, U.S./China trade or national security tensions, vertical integration by our customers or competition; and other statements regarding matters that are not historical are also forward-looking statements.
Actual results may differ materially from those referred to in the forward-looking statements for various reasons including the risks we face, which are more fully described under “Risk Factors” in this prospectus and in our Quarterly Report on Form 10-Q for the quarter ended December 27, 2020, which are incorporated herein by reference. In particular, see the Risk Factor in our Quarterly Report on Form 10-Q for the quarter ended December 27, 2020 entitled “The coronavirus (COVID-19) pandemic has had an adverse effect on our business and results of operations, and may continue to impact us in the future,” and note that many of the risks and uncertainties set forth in the other Risk Factors are exacerbated by the COVID-19 pandemic, government and business responses thereto and any further resulting decline in the global business and economic environment, and may be impacted by the extent and speed of the global economic recovery. The following factors, among others, could cause our actual results to differ materially from those described in the forward-looking statements:
•the impact of COVID-19, and government policies and other measures being taken to limit its spread, on business and consumer confidence, on demand for smartphones and other consumer devices sold by our customers or licensees which incorporate our integrated circuit products and/or our intellectual property, and on the global wireless supply chain, transportation and distribution networks, and workforces;
•our customers’ and licensees’ sales of products and services based on CDMA (Code Division Multiple Access), OFDMA (Orthogonal Frequency Division Multiple Access) and other communications technologies, including 5G, and customer demand for our products based on these technologies;
•competition in an environment of rapid technological change, and our ability to adapt to such change and compete effectively;
•our dependence on a small number of customers and licensees, particularly from their sale of premium tier devices;
•our customers vertically integrating;
•a significant portion of our business being concentrated in China, which is exacerbated by U.S./China trade and national security tensions;
•efforts by some OEMs to avoid paying fair and reasonable royalties for the use of our intellectual property, which may result in legal proceedings and actions of quasi-governmental bodies and standards and industry organizations;
•potential changes in our patent licensing practices, whether due to governmental investigations, private legal proceedings challenging those practices, or otherwise;
•the continued and future success of our licensing programs, which requires us to continue to evolve our patent portfolio and to renew or renegotiate license agreements that are expiring or to cover additional future patents;
•potential adverse rulings in government investigations or proceedings;
•our dependence on a limited number of third-party suppliers, and the impact of order and shipment uncertainties;
•risks associated with the operation and control of our manufacturing facilities;

•our ability to extend our technologies and products into new and expanded product areas and adjacent industry segments or applications beyond mobile;
•strategic acquisitions, transactions and investments and our ability to consummate planned strategic acquisitions;
•security breaches of our information technology systems or other misappropriation of our technology, intellectual property or other proprietary or confidential information;
•difficulties in enforcing and protecting our intellectual property rights;
•claims by third parties that we infringe their intellectual property;
•our use of open source software;
•our ability to attract and retain qualified employees;
•failures in our products or in the products of our customers or licensees, including those resulting from security vulnerabilities, defects or errors;
•the cyclical nature of the semiconductor industry, declines in global, regional or local economic conditions or our stock price and earnings volatility;
•our ability to comply with laws, regulations, policies and standards;
•risks associated with our debt; and
•potential tax liabilities.
Except as required by law, we undertake no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this prospectus. However, readers should carefully review the reports and documents we file or furnish from time to time with the SEC, particularly our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. For information about how to obtain a copy of these reports or other documents that we file with the SEC, see “Where You Can Find More Information” in this prospectus.

USE OF PROCEEDS
The selling stockholders will make offers and sales pursuant to this prospectus and any applicable prospectus supplement. We will not receive any proceeds from the sale or other disposition by the selling stockholders of the shares of our common stock covered hereby, or interests therein. The selling stockholders will pay any expenses incurred by the selling stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholders in disposing of these shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration fees, listing fees of the NASDAQ Global Select Market and fees and expenses of our counsel and our independent registered public accounting firm.

SELLING STOCKHOLDERS
We are registering for resale an aggregate of 1,177,635 shares of our common stock that may be sold by the selling stockholders set forth herein. Such shares were sold and issued by us to certain former stockholders of NuVia pursuant to the terms of the Merger Agreement and the related agreements.
Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting or investment power with respect to our common stock. To our knowledge, the selling stockholders have sole voting and investment power with respect to their respective shares of common stock, unless otherwise noted below. The selling stockholders may sell some, all or none of their respective shares of common stock offered by this prospectus from time to time. We do not know how long the selling stockholders will hold their respective shares of common stock covered hereby before selling them. Payments under the agreements with the selling stockholders may be accelerated in the case of certain involuntary terminations of employment (including due to a selling stockholder’s termination without “cause” or for “good reason” or due to death or disability). Other than the Merger Agreement and the agreements contemplated thereby, we currently have no agreements, arrangements or understandings with the selling stockholders regarding the sale of any of the shares of common stock being offered hereunder. As of the date of this prospectus, each selling stockholder is an employee of QTI.

	Prior to the Offering			After the Offering
Name of Selling Stockholder	Number of Shares of Common Stock Beneficially Owned	Percent of Shares of Common Stock Outstanding (1)	Number of Shares of Common Stock Being Registered for Resale (2)	Number of Shares of Common Stock Beneficially Owned (3)	Percent of Shares of Common Stock Outstanding
Gerard Williams III	379,148	*	379,148	—	*
Manu Gulati (4)	392,520	*	392,520	—	*
John Bruno	405,967	*	405,967	—	*
* Less than 1%
(1)Based on 1,129 million shares outstanding as of March 28, 2021 plus 1,177,635 shares sold and issued to the selling stockholders pursuant to the acquisition of NuVia. Assumes all the shares of common stock of the selling stockholders are issued.
(2)Represents the number of shares being registered on behalf of the selling stockholder pursuant to this registration statement, which may be less than the total number of shares beneficially owned by such selling stockholder. Assumes all the shares of common stock of the selling stockholders are issued.
(3)Assumes that the selling stockholders dispose of all of the shares of common stock covered by this prospectus and do not acquire beneficial ownership of any additional shares. The registration of these shares does not necessarily mean that the selling stockholders will sell all or any portion of the shares covered by this prospectus.
(4)Includes 10,783 shares held by The Manu Gulati 2020 Annuity Trust, of which Mr. Gulati is Trustee.

PLAN OF DISTRIBUTION
The selling stockholders and any of their pledgees, assignees and successors-in-interest may, from time to time in one or more transactions on the NASDAQ Global Select Market or any other organized market where our shares of common stock may be traded, sell any or all of their shares of our common stock offered hereby through underwriters, dealers or agents, directly to one or more purchasers or through a combination of any such methods of sale. The selling stockholders may distribute the shares of our common stock offered hereby from time to time in one or more transactions:
•at a fixed price or prices, which may be changed;
•at market prices prevailing at the time of sale;
•at prices related to such prevailing market prices; or
•at negotiated prices.

The selling stockholders may use any one or more of the following methods when selling the shares offered hereby:
•ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•one or more block trades in which the broker-dealer will attempt to sell such shares as agent or principal of all of such shares held by the selling stockholder;
•purchases by a broker-dealer as principal and resale by such broker-dealer for its account;
•an exchange distribution in accordance with the rules of the applicable exchange;
•privately negotiated transactions;
•agreements between broker-dealers and the selling stockholder to sell a specified number of such shares at a stipulated price per share; and
•any other method permitted pursuant to applicable law.
If the selling stockholders effect such transactions by selling shares of common stock offered hereby to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock offered hereby for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). The selling stockholders may also loan or pledge shares of common stock offered hereby to broker-dealers that in turn may sell such shares.
The selling stockholders may pledge or grant a security interest in some or all of the shares of common stock offered hereby and owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell such shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of common stock offered hereby in other circumstances, in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
The selling stockholders and any broker-dealer participating in the distribution of the shares of common stock offered hereby may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock offered hereby is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.
Under the securities laws of some states, the shares of common stock offered hereby may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock offered hereby may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that the selling stockholders will sell any or all of the shares of common stock registered pursuant to the registration statement of which this prospectus forms a part.
The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock offered hereby by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock offered hereby to engage in market-making activities with respect to the shares of common stock offered hereby. All of the foregoing may affect the marketability of the shares of common stock offered hereby and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock offered hereby.
Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock offered hereby will be freely tradable in the hands of persons other than our affiliates.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy information filed by us with the SEC at the SEC’s public reference section, 100 F Street, N.E., Washington, D.C. 20549. Information regarding the operation of the public reference section can be obtained by calling 1-800-SEC-0330. The SEC also maintains an internet site at http://www.sec.gov that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. We maintain an internet site at https://investor.qualcomm.com/ where information about us, including SEC filings, is also available free of charge. However, the information on, or accessible through, our internet site is not incorporated by reference in this prospectus and any prospectus supplement and you should not consider it a part of this prospectus or any accompanying prospectus supplement. Reference to our internet site is made as an inactive textual reference.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus the information in other documents that we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus. We incorporate by reference in this prospectus (i) the documents listed below, and (ii) and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of the offering under this prospectus; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules (including Items 2.02 and 7.01 of Form 8-K):
•our Annual Report on Form 10-K for the year ended September 27, 2020, filed with the SEC on November 4, 2020;
•portions of the Definitive Proxy Statement on Schedule 14A, filed with the SEC on January 21, 2021, that are incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended September 27, 2020, filed with the SEC on November 4, 2020;
•our Quarterly Report on Form 10-Q for the quarter ended December 27, 2020, filed with the SEC on February 3, 2021;
•our Current Reports on Form 8-K filed with the SEC on November 19, 2020, December 10, 2020, January 8, 2021, January 13, 2021 and March 15, 2021; and
•the description of our common stock contained in Exhibit 4.15 of our Annual Report on Form 10-K for the fiscal year ended September 29, 2019, including any amendment or report updating such description.
You may obtain a copy of any or all of the documents referred to above which may have been or may be incorporated by reference into this prospectus, except for exhibits to those documents (unless the exhibits are specifically incorporated by reference into those documents) at no cost to you by writing or telephoning us at the following address:

QUALCOMM Incorporated
Attention: Investor Relations
5775 Morehouse Drive
San Diego, CA 92121-1714
Telephone: (858) 587-1121

LEGAL MATTERS
The validity of the shares of common stock offered by this prospectus has been passed upon for us by DLA Piper LLP (US), San Diego, California.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended September 27, 2020, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
Set forth below is an estimate (except in the case of the registration fee) of the amount of fees and expenses to be incurred in connection with the issuance and distribution of the offered securities registered hereby, other than underwriting discounts and commissions, if any, incurred in connection with the sale of the offered securities. All such amounts will be borne by Qualcomm.

SEC Registration Fee	$16,190
Legal Fees and Expenses	25,000
Accounting Fees and Expenses	20,000
Miscellaneous Fees and Expenses	5,000
Total	$66,190

Item 15. Indemnification of Directors and Officers.
Section 145 of the Delaware General Corporation Law (the “DGCL”) empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding; provided that such officer, director, employee or agent acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his or her conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses that such officer or director actually and reasonably incurred.
Article Eleven of our Amended and Restated Bylaws (the “Bylaws”) provides that:
(1)we shall indemnify our directors and officers to the fullest extent not prohibited by the DGCL; provided that the corporation shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person or any proceeding by such person against the corporation or its directors, officers, employees or other agents unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the board of directors of the corporation or (iii) such indemnification is provided by the corporation, in its sole discretion, pursuant to the powers vested in the corporation under the DGCL;
(2)we may, to the extent authorized from time to time by our board of directors, indemnify our other employees and agents to the extent that we indemnify our officers and directors;
(3)the right to indemnification in Article Eleven includes the right to be paid by us the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition; and
(4)the rights conferred in Article Eleven are not exclusive of any other right any person may have or acquire under any statute, provision of the Amended and Restated Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors of the Company or otherwise.
Section 145 of the DGCL permits a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in such capacity, or arising out of their status as such, whether or not the corporation would have the power to indemnify such person against such liability. Article Eleven of our Bylaws authorizes us to purchase insurance on behalf of any person required or permitted to be indemnified pursuant to our Bylaws. We have obtained officers' and directors' liability insurance for the members of our board of directors and executive officers for certain losses arising from claims or charges made against them while acting in their capacities as directors and officers of the Company.
In addition, Section 102(b)(7) of the DGCL provides that the certificate of incorporation of a corporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided that such provision shall not eliminate or limit the liability of a director: (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL; or (iv) for any transaction from which the director derived an improper personal benefit. Article Eleven of Bylaws includes a provision defining good faith for the purposes of any determination of indemnification.
We have also entered into indemnification agreements with certain officers of the Company, indemnifying each such person against expenses arising out of any claims made against such person by reason of his or her being an agent of the Company. Among other exclusions, we shall not indemnify any person with respect to certain claims involving a lack of good faith, unlawful conduct, unauthorized settlements or certain claims initiated by the indemnitee.
Item 16. Exhibits

Exhibit No.	Description
4.1
Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 20, 2018).

4.2
Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 17, 2018).

5.1*	Opinion of DLA Piper LLP (US).
23.1	Consent of DLA Piper LLP (US) (included in Exhibit 5.1).
23.2*	Consent of PricewaterhouseCoopers LLP.
24	Power of Attorney (included in signature pages to this Registration Statement).

*	Filed herewith

Item 17. Undertakings.
(a) The undersigned registrant hereby undertakes:
(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (i), (ii) and (iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;
(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and
(4) that, for the purpose of determining liability under the Securities Act to any purchaser: (i) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and (ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant, QUALCOMM Incorporated, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on March 30, 2021.

QUALCOMM Incorporated

By:	/s/ Steve Mollenkopf
Steve Mollenkopf
Chief Executive Officer and Director

SIGNATURES AND POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints Cristiano R. Amon and Akash Palkhiwala, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including all post-effective amendments), and to file the same with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Steve Mollenkopf	Chief Executive Officer and Director	March 30, 2021
Steve Mollenkopf	(Principal Executive Officer)

/s/ Akash Palkhiwala	Executive Vice President and Chief Financial Officer	March 30, 2021
Akash Palkhiwala	(Principal Financial Officer)

/s/ Erin Polek	Senior Vice President, Corporate Controller and Chief Accounting Officer	March 30, 2021
Erin Polek	(Principal Accounting Officer)

/s/ Sylvia Acevedo	Director	March 30, 2021
Sylvia Acevedo

/s/ Mark Fields	Director	March 30, 2021
Mark Fields

/s/ Jeffrey W. Henderson	Director	March 30, 2021
Jeffrey W. Henderson

/s/ Gregory N. Johnson	Director	March 30, 2021
Gregory N. Johnson

/s/ Ann M. Livermore	Director	March 30, 2021
Ann M. Livermore

/s/ Harish Manwani	Director	March 30, 2021
Harish Manwani

/s/ Mark D. McLaughlin	Chair of the Board	March 30, 2021
Mark D. McLaughlin

/s/ Jamie S. Miller	Director	March 30, 2021
Jamie S. Miller

/s/ Clark T. Randt, Jr.	Director	March 30, 2021
Clark T. Randt, Jr.

/s/ Irene B. Rosenfeld	Director	March 30, 2021
Irene B. Rosenfeld

/s/ Kornelis (Neil) Smit	Director	March 30, 2021
Kornelis (Neil) Smit

/s/ Jean-Pascal Tricoire	Director	March 30, 2021
Jean-Pascal Tricoire

/s/ Anthony J. Vinciquerra	Director	March 30, 2021
Anthony J. Vinciquerra